Exhibit 99.1

Pier 1 Imports, Inc. Reports Fourth Quarter and Full Year Fiscal 2018 Financial Results

FORT WORTH, Texas--(BUSINESS WIRE)--April 18, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the 14-week fourth quarter and 53-week fiscal year ended March 3, 2018. Except where indicated, fourth quarter and full year comparisons reflect the 14-week and 53-week periods ended March 3, 2018, and the 13-week and 52-week periods ended February 25, 2017.

Fourth Quarter Fiscal 2018 Highlights

  Net sales decreased 3.1% to $512.2 million, which includes approximately $27.5 million from the 14th week in the Company’s fiscal 2018 fourth quarter;
  Company comparable sales on a 13-week basis decreased 7.5%;
  E-Commerce sales penetration reached approximately 25%; and
  Earnings per share of $0.19 (GAAP) and adjusted earnings per share of $0.21 (non-GAAP), including an estimated benefit of approximately $0.04 per share from the 14th week in the Company’s fiscal 2018 fourth quarter.

Full Year Fiscal 2018 Highlights

  Net sales decreased 1.6% to $1.8 billion;
  Company comparable sales on a 52-week basis decreased 2.0%;
  E-Commerce sales exceeded $450 million, with sales penetration reaching approximately 26%;
  Earnings per share of $0.14 (GAAP) and adjusted earnings per share of $0.21 (non-GAAP);
  Generated positive cash flow from operations of $66 million; and
  Established new executive leadership team and developed three-year strategic plan now in initial phase of implementation.

“Our financial performance in fiscal 2018, and specifically the fourth quarter, underscores the urgent need for change, which we are addressing in the three-year strategic plan we will present tomorrow,” said Alasdair James, President and CEO. “In fiscal 2019, we will be investing in the tools and resources needed to execute against the plan. We are confident in the potential of the business to respond and have already begun implementing new initiatives across sourcing, supply chain, stores, merchandising, marketing and promotions. These investments will pressure profitability in the near-term, bringing us to an expected net loss for the full year in fiscal 2019, but are expected to drive sales growth and profitability in fiscal 2020 and 2021 and are necessary to help us return the business to a sustainable growth trajectory. We look forward to sharing our three-year strategic plan and financial outlook tomorrow at our Analyst Day.”

Fourth Quarter Fiscal 2018 Results of Operations

Net sales for the fourth quarter of fiscal 2018 decreased 3.1% to $512.2 million, compared to $528.4 million for the fourth quarter of fiscal 2017. Company comparable sales on a 13-week basis decreased 7.5% versus the year-ago period. E-Commerce represented approximately 25% of net sales in the fourth quarter of fiscal 2018, as compared to approximately 20% of net sales in the fourth quarter of fiscal 2017. Taking into account e-Commerce orders placed in or picked up in-store, approximately 90% of the Company’s fourth quarter fiscal 2018 net sales directly touched a store.

Gross profit for the fourth quarter of fiscal 2018 totaled $189.7 million, or 37.0% of net sales, compared to $206.9 million, or 39.2% of net sales, for the fourth quarter of fiscal 2017. Merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) for the fourth quarter of fiscal 2018 totaled $284.8 million, or 55.6% of net sales, compared to $299.5 million, or 56.7% of net sales, for the fourth quarter of fiscal 2017, reflecting increased promotional activity. Contribution from operations (gross profit less compensation for operations and operational expenses) for the fourth quarter of fiscal 2018 totaled $99.5 million, compared to $118.5 million last year.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of fiscal 2018 were $148.2 million, or 28.9% of net sales, compared to $148.5 million, or 28.1% of net sales, for the fourth quarter of fiscal 2017. The following table details the breakdown of SG&A expenses for the fourth quarter of fiscal 2018 as compared to last year (in millions).

	14 Weeks Ended		13 Weeks Ended
	March 3, 2018		February 25, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$65.8	12.9%	$64.5	12.2%
Operational expenses	24.4	4.8%	24.0	4.5%
Marketing	23.0	4.5%	24.2	4.6%
Other selling, general and administrative	35.0	6.8%	35.8	6.8%
Total selling, general and administrative	$148.2	28.9%	$148.5	28.1%

Operating income for the fourth quarter of fiscal 2018 was $27.9 million compared to $44.8 million last year. Net income for the fourth quarter of fiscal 2018 totaled $15.1 million, or $0.19 per share. Adjusted net income (non-GAAP) for the fourth quarter of fiscal 2018 was $16.6 million, or $0.21 per share, and excludes $1.5 million, or $0.02 per share related to the tax effect of regulatory costs relating to an ongoing Consumer Product Safety Commission (“CPSC”) inquiry. In the fourth quarter of fiscal 2017, net income was $26.6 million, or $0.33 per share, and adjusted net income (non-GAAP) was $27.8 million, or $0.34 per share. Adjusted net income in the fiscal 2017 period excludes costs related to the departure of the Company’s former CEO and the related tax benefit. EBITDA (earnings before interest, taxes, depreciation and amortization) in the fourth quarter of fiscal 2018 was $41.5 million compared to $58.5 million in the fourth quarter of fiscal 2017. A reconciliation of non-GAAP measures to GAAP is provided below.

Full-Year Results of Operations

Net sales for the fiscal year ended March 3, 2018, were $1.8 billion, a decrease of 1.6% from fiscal 2017. Company comparable sales on a 52-week basis decreased 2.0%. E-Commerce represented approximately 26% of net sales in fiscal 2018, compared to approximately 20% in fiscal 2017.

Gross profit for the fiscal year ended March 3, 2018, totaled $658.1 million, or 36.6% of net sales, compared to $697.3 million, or 38.1% of net sales, for the fiscal year ended February 25, 2017. Merchandise margin for fiscal year 2018 totaled $1.0 billion, or 57.1% of net sales, compared to $1.0 billion, or 57.3% of net sales, for fiscal year 2017, reflecting increased promotional activity, partially offset by supply chain cost savings. Contribution from operations totaled $329.5 million for fiscal year 2018, compared to $360.1 million last year.

Fiscal 2018 SG&A expenses were $576.9 million, or 32.1% of net sales, compared to $587.8 million, or 32.1% of net sales, during fiscal 2017, reflecting ongoing cost control measures. The following table details the breakdown of SG&A expenses for the fiscal year ended March 3, 2018, as compared to last year (in millions).

	53 Weeks Ended		52 Weeks Ended
	March 3, 2018		February 25, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$239.9	13.3%	$249.7	13.7%
Operational expenses	88.8	4.9%	87.6	4.8%
Marketing	105.6	5.9%	104.4	5.7%
Other selling, general and administrative	142.5	7.9%	146.1	8.0%
Total selling, general and administrative (1)	$576.9	32.1%	$587.8	32.1%

(1)	The period ended March 3, 2018, includes legal and regulatory costs and investments in brand consulting totaling approximately $12 million. The period ended February 25, 2017, includes $17 million, primarily related to CEO departure-related expenses and legal and advisory fees.

Operating income for the fiscal year ended March 3, 2018, was $27.7 million, compared to $54.9 million for fiscal 2017. Fiscal 2018 net income was $11.6 million, or $0.14 per share. Adjusted net income (non-GAAP) for fiscal 2018 was $16.8 million, or $0.21 per share and excludes $6.6 million ($5.2 million, or $0.07 per share, net of tax) of expense related to legal and regulatory costs related to California wage-and-hour litigation and the CPSC matter noted above. The Company estimates that the 53rd week contributed approximately $27.5 million to net sales and $0.04 to earnings per share. Fiscal 2017 net income totaled $30.1 million, or $0.37 per share, and adjusted net income (non-GAAP) was $35.7 million, or $0.44 per share. Adjusted net income for the fiscal 2017 period excludes costs related to the departure of the Company’s former CEO and the related tax benefit. EBITDA for the fiscal year ended March 3, 2018, totaled $82.7 million, or $89.3 million as adjusted for legal and regulatory costs, compared to EBITDA of $110.6 million last year, or $120.4 million as adjusted for the former CEO departure costs noted above.

Balance Sheet Highlights and Share Repurchase Program

As of March 3, 2018, the Company had $135.4 million of cash and cash equivalents, $193.0 million outstanding under its senior secured term loan and no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the end of fiscal 2018 decreased 13.4% to $347.4 million, compared to $401.0 million a year ago.

The Company did not repurchase any shares under its common stock repurchase plan during the quarter ended March 3, 2018. Of the Company’s $200 million share repurchase program announced in April 2014, $26.6 million remains available for repurchases. The Board of Directors has determined to discontinue share repurchases at the present time under the Company’s existing share repurchase program.

Real Estate Optimization Initiative

During the fourth quarter of fiscal 2018, the Company opened 1 and closed 9 stores. The Company closed a total of 15 net stores in fiscal year 2018.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 27, 2017	1,018	1	(3)	1,016	1
August 26, 2017	1,016	-	(4)	1,012	-
November 25, 2017	1,012	-	(1)	1,011	-
March 3, 2018	1,011	1	(9)	1,003	1
Full-Year Fiscal 2018	1,018	2	(17)	1,003	2

May 28, 2016	1,032	3	(8)	1,027	3
August 27, 2016	1,027	2	(6)	1,023	2
November 26, 2016	1,023	2	(3)	1,022	1
February 25, 2017	1,022	-	(4)	1,018	-
Full-Year Fiscal 2017	1,032	7	(21)	1,018	6

(1) Relocations are noted only in the period in which the new store opens.

Company Discontinues Common Stock Dividend

The Board of Directors has determined to discontinue the common stock dividend, which will enable the Company to allocate greater resources toward implementing its three-year strategic plan to drive sales and earnings growth and increase shareholder value. Discontinuing the quarterly cash dividend of $0.07 per share is expected to contribute approximately $22 million of incremental cash flow in fiscal 2019.

Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act revised many aspects of the U.S. corporate income tax including, but not limited to, a decrease in the corporate income tax rate from 35% to 21%, effective for tax years beginning after December 31, 2017. Based on Pier 1’s fiscal calendar, the Company is subject to a blended U.S. corporate income tax rate of 32.7% for fiscal year 2018 ended March 3, 2018. The lower federal tax rate for fiscal year 2018, combined with our provisional estimate of the remeasurement of our federal deferred tax assets and liabilities at the new lower U.S. corporate income tax rate, resulted in a net tax benefit of $0.5 million in the fourth quarter of fiscal 2018. The Company expects to complete its analysis within the one-year measurement period allowed by the SEC, and any necessary adjustment to the provisional estimate of the remeasurement of our federal deferred tax assets and liabilities will be recorded in tax expense in fiscal year 2019.

Fourth Quarter Fiscal 2018 Financial Results Conference Call

The Company will hold a conference call to discuss fourth quarter and full year fiscal 2018 financial results at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, April 18, 2018. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 1199178.

Outlook

The Company will present its three-year strategic plan and outlook, and provide financial guidance for the first quarter and full year of fiscal 2019 at its Analyst Day being held Thursday, April 19, 2018, from 8:00 a.m. to 12:00 p.m. Eastern Time. The event will be webcast live and archived on the Company’s investor relations website at https://investors.pier1.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the 14-week and 53-week periods ended March 3, 2018, and the 13-week and 52-week periods ended February 25, 2017. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net income to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	March 3, 2018		February 25, 2017		March 3, 2018		February 25, 2017
	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)	$284.8	55.6%	$299.5	56.7%	$1,026.2	57.1%	$1,048.2	57.3%

Less:
Delivery and fulfillment net costs	21.6	4.2%	20.3	3.8%	77.6	4.3%	59.0	3.2%
Store occupancy costs	73.5	14.3%	72.3	13.7%	290.5	16.2%	291.9	16.0%
Gross profit (GAAP)	189.7	37.0%	206.9	39.2%	658.1	36.6%	697.3	38.1%

Less:
Compensation for operations	65.8	12.9%	64.5	12.2%	239.9	13.3%	249.7	13.7%
Operational expenses	24.4	4.8%	24.0	4.5%	88.8	4.9%	87.6	4.8%
Contribution from operations (non-GAAP)	99.5	19.4%	118.5	22.4%	329.5	18.3%	360.1	19.7%

Less:
Other nonoperating income	-	0.0%	(0.1)	0.0%	(1.5)	(0.1)%	(1.1)	(0.1)%
Marketing and other SG&A	58.0	11.3%	60.1	11.4%	248.2	13.8%	250.6	13.7%
EBITDA (non-GAAP)	41.5	8.1%	58.5	11.1%	82.7	4.6%	110.6	6.0%

Less:
Income tax provision	10.5	2.0%	16.0	3.1%	6.3	0.4%	15.1	0.9%
Interest expense, net	2.4	0.5%	2.2	0.4%	11.2	0.6%	10.7	0.6%
Depreciation	13.6	2.7%	13.6	2.6%	53.6	3.0%	54.6	3.0%
Net income (GAAP)	$15.1	2.9%	$26.6	5.0%	$11.6	0.6%	$30.1	1.6%

This press release also references adjusted EBITDA, adjusted net income and adjusted earnings per share, each of which excludes legal and regulatory costs related to California wage-and-hour litigation and an ongoing CPSC inquiry in fiscal 2018, and CEO departure-related costs in fiscal 2017. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance and should be considered supplemental and not a substitute for the Company’s net income or earnings per share results reported in accordance with GAAP for the periods presented.

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	March 3,	February 25,	March 3,	February 25,
	2018	2017	2018	2017

EBITDA (non-GAAP)	$41.5	$58.5	$82.7	$110.6
Add back:
CEO departure-related costs	-	1.9	-	9.8
Legal and regulatory matters	-	-	6.6	-
Adjusted EBITDA (non-GAAP)	$41.5	$60.4	$89.3	$120.4

Net income (GAAP)	$15.1	$26.6	$11.6	$30.1
Add back:
CEO departure-related costs, net of tax	-	1.2	-	5.6
Legal and regulatory matters, net of tax	1.5	-	5.2	-
Adjusted net income (non-GAAP)	$16.6	$27.8	$16.8	$35.7

Earnings per share (GAAP)	$0.19	$0.33	$0.14	$0.37
Add back:
CEO departure-related costs, net of tax	-	0.01	-	0.07
Legal and regulatory matters, net of tax	0.02	-	0.07	-
Adjusted earnings per share (non-GAAP)	$0.21	$0.34	$0.21	$0.44

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of new initiatives implemented in connection with the Company’s three-year strategic plan; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	14 Weeks Ended		13 Weeks Ended
	March 3,	% of	February 25,	% of
	2018	Sales	2017	Sales

Net sales	$512,229	100.0%	$528,352	100.0%

Cost of sales	322,516	63.0%	321,440	60.8%

Gross profit	189,713	37.0%	206,912	39.2%

Selling, general and administrative expenses	148,201	28.9%	148,509	28.1%
Depreciation	13,630	2.7%	13,647	2.6%

Operating income	27,882	5.4%	44,756	8.5%

Nonoperating (income) and expenses:
Interest, investment income and other	(1,015)		(793)
Interest expense	3,371		2,896
	2,356	0.5%	2,103	0.4%

Income before income taxes	25,526	4.9%	42,653	8.1%
Income tax provision	10,472	2.0%	16,012	3.1%

Net income	$15,054	2.9%	$26,641	5.0%

Earnings per share:
Basic	$0.19		$0.33

Diluted	$0.19		$0.33

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	79,835		80,898

Diluted	79,854		81,156

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	53 Weeks Ended		52 Weeks Ended
	March 3,	% of	February 25,	% of
	2018	Sales	2017	Sales

Net sales	$1,798,522	100.0%	$1,828,446	100.0%

Cost of sales	1,140,372	63.4%	1,131,138	61.9%

Gross profit	658,150	36.6%	697,308	38.1%

Selling, general and administrative expenses	576,878	32.1%	587,843	32.1%
Depreciation	53,603	3.0%	54,603	3.0%

Operating income	27,669	1.5%	54,862	3.0%

Nonoperating (income) and expenses:
Interest, investment income and other	(2,590)		(2,470)
Interest expense	12,362		12,073
	9,772	0.5%	9,603	0.5%

Income before income taxes	17,897	1.0%	45,259	2.5%
Income tax provision	6,271	0.4%	15,130	0.9%

Net income	$11,626	0.6%	$30,129	1.6%

Earnings per share:
Basic	$0.14		$0.37

Diluted	$0.14		$0.37

Dividends declared per share:	$0.28		$0.28

Average shares outstanding during period:
Basic	80,223		80,919

Diluted	80,254		80,984

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	March 3,	February 25,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments of $115,456 and $149,375, respectively	$135,379	$154,460
Accounts receivable, net of allowance for doubtful accounts of $236 and $338, respectively	22,149	22,945
Inventories	347,440	400,976
Prepaid expenses and other current assets	48,794	31,607
Total current assets	553,762	609,988

Properties and equipment, net	178,767	191,476
Other noncurrent assets	39,790	41,618
	$772,319	$843,082

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$71,279	$68,981
Gift cards and other deferred revenue	55,281	60,398
Accrued income taxes payable	2,301	26,058
Current portion of long-term debt	2,000	2,000
Other accrued liabilities	106,268	133,866
Total current liabilities	237,129	291,303

Long-term debt	197,906	199,077
Other noncurrent liabilities	59,714	60,674

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized, 125,232,000 issued	125	125
Paid-in capital	168,424	191,501
Retained earnings	726,232	737,165
Cumulative other comprehensive loss	(7,477)	(7,414)
Less - 41,974,000 and 42,050,000 common shares in treasury, at cost, respectively	(609,734)	(629,349)
Total shareholders' equity	277,570	292,028
	$772,319	$843,082

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	53 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	March 3,	February 25,	February 27,
	2018	2017	2016

Cash flows from operating activities:
Net income	$11,626	$30,129	$39,634
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	61,430	60,504	55,830
Stock-based compensation expense	3,809	8,228	5,065
Deferred compensation, net	2,414	8,438	5,641
Deferred income taxes	6,012	(19,645)	4,617
Excess tax benefit from stock-based awards	-	(312)	(585)
Amortization of deferred gains	(1,072)	(1,073)	(1,907)
Other	3,183	9,374	2,928
Changes in cash from:
Inventories	53,536	4,883	72,984
Prepaid expenses and other assets	(17,546)	863	20,560
Accounts payable and other liabilities	(33,829)	(5,697)	(33,611)
Accrued income taxes payable, net of payments	(23,757)	20,046	(7,109)
Net cash provided by operating activities	65,806	115,738	164,047

Cash flows from investing activities:
Capital expenditures	(53,249)	(44,181)	(51,813)
Proceeds from disposition of properties	160	74	18
Proceeds from sale of restricted investments	27,562	3,409	9,020
Purchase of restricted investments	(26,082)	(2,375)	(8,914)
Net cash used in investing activities	(51,609)	(43,073)	(51,689)

Cash flows from financing activities:
Cash dividends	(22,294)	(22,501)	(23,672)
Purchases of treasury stock	(10,000)	(10,566)	(75,000)
Stock purchase plan and other, net	2,307	1,329	2,886
Excess tax benefit from stock-based awards	-	312	585
Repayments of long-term debt	(2,000)	(2,000)	(2,000)
Debt issuance costs	(1,291)	-	-
Borrowings under revolving line of credit	8,000	38,000	63,000
Repayments of borrowings under revolving line of credit	(8,000)	(38,000)	(63,000)
Net cash used in financing activities	(33,278)	(33,426)	(97,201)

Change in cash and cash equivalents	(19,081)	39,239	15,157

Cash and cash equivalents at beginning of period	154,460	115,221	100,064

Cash and cash equivalents at end of period	$135,379	$154,460	$115,221

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com